                      AMERICAN REPUBLIC INSURANCE COMPANY
               National Headquarters        Des Moines, Iowa 50334



                                                              February 21, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:     Opinion of Counsel
        PaineWebber Life Variable Annuity Account
        File No. 33-58808

Ladies/Gentlemen:

        As Counsel for American Republic Insurance Company, administrator for PaineWebber Life Insurance Company, the undersigned is aware of and familiar with the registration statement filed with the Securities and Exchange Commission by Painewebber Life Insurance Company as depositor for the PaineWebber Life Variable Annuity Account ("Separate Account") and the securities being offered by the Separate Account.

        Based on a review of the relevant documents and materials and on the basis of available information, the undersigned is of the opinion that the securities issued during fiscal year 1996 by the Separate Account were legally issued, fully paid and non-assessable.




/s/ Brent B. Green
Brent B. Green
Vice President
General Counsel